UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 9, 2018

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-19731	94-3047598
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA
(Address of principal executive offices)
94404
(Zip Code)
(650) 574-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFD 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)         Appointment of a Director

At a meeting held on May 9, 2018, the Board of Directors (the “Board”) of Gilead Sciences, Inc. (the “Company”) appointed Harish Manwani to serve on the Board and Compensation Committee of the Board effective May 9, 2018.  The Board determined that Mr. Manwani meets the criteria of “independent director” as specified by applicable laws and regulations of the U.S. Securities and Exchange Commission (the “SEC”), the listing rules of NASDAQ and the Company’s Board Guidelines. There is no arrangement or understanding between Mr. Manwani and any other persons pursuant to which Mr. Manwani was selected as a director, and there are no related party transactions involving Mr. Manwani that are reportable under Item 404(a) of Regulation S-K.

As compensation for his service on the Board and Compensation  Committee, Mr. Manwani will receive:

(1)         An equity grant, consisting of options to purchase 9,496 shares of the Company’s common stock and restricted stock units covering an additional 2,283 shares of the Company’s common stock.  These grants will be made under the Company’s 2004 Equity Incentive Plan (as amended and restated, the Plan) and represents his equity compensation for the 2018-2019 service period.

(2)         A pro-rated cash retainer in the amount of $13,794.52 for service through June 30, 2018.

A description of the Plan and compensation practices for non-employee directors can be found in our Definitive Proxy Statement filed with the SEC on March 26, 2018 (the Proxy Statement) in connection with the Company’s 2018 Annual Meeting of Stockholders (the Annual Meeting).  The Plan is attached as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on May 12, 2017.

On May 9, 2018, the Board also appointed Kelly A. Kramer as Chair of the Audit Committee of the Board.

Item 5.07                   Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on May 9, 2018 in Millbrae, California. Of the 1,303,850,147 shares of the Company’s common stock entitled to vote at the meeting, 1,117,036,821 shares were represented at the meeting in person or by proxy, constituting a quorum. The voting results are presented below.

The Company’s stockholders elected nine directors to serve for the next year and until their successors are elected and qualified, or until their earlier death, resignation or removal. The votes regarding the election of directors were as follows:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
John F. Cogan, Ph.D.	937,691,624	17,455,420	1,057,366	160,832,924
Jacqueline K. Barton, Ph.D.	951,718,208	3,632,351	853,851	160,832,924
Kelly A. Kramer	947,220,807	7,400,624	1,582,979	160,832,924
Kevin E. Lofton	940,512,121	14,012,395	1,679,894	160,832,924
John C. Martin, Ph.D.	939,334,900	15,920,147	949,363	160,832,924
John F. Milligan, Ph.D.	946,717,459	8,591,749	895,202	160,832,924
Richard J. Whitley, M.D.	942,769,598	11,719,375	1,715,437	160,832,924
Gayle E. Wilson	927,851,860	27,414,005	938,545	160,832,924
Per Wold-Olsen	931,846,864	22,682,232	1,675,314	160,832,924

The Company’s stockholders ratified the selection of Ernst & Young LLP by the Audit Committee of the Board as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018. The proposal received the following votes:

Votes For	1,088,667,678
Votes Against	26,741,586
Abstentions	1,628,070

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as presented in the Proxy Statement. The proposal received the following votes:

Votes For	850,060,293
Votes Against	102,921,660
Abstentions	3,222,457
Broker Non-Votes	160,832,924

The Company’s stockholders did not approve a stockholder proposal requesting that the Board adopt a policy that the Chairman of the Board be an independent director. The proposal received the following votes:

Votes For	425,637,916
Votes Against	525,025,443
Abstentions	5,541,051
Broker Non-Votes	160,832,924

The Company’s stockholders approved a stockholder proposal requesting that the Board take steps to permit stockholder action by written consent. The proposal received the following votes:

Votes For	483,205,222
Votes Against	466,813,354
Abstentions	6,185,834
Broker Non-Votes	160,832,924

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit Number	Description

99.1	Press Release, issued by Gilead Sciences, Inc. on May 9, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(Registrant)

/s/ Brett A. Pletcher
Brett A. Pletcher
EVP, General Counsel and Corporate Secretary

Date: May 11, 2018